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                                                                Exhibit 23.1

                                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333- ) of Protective Life Corporation of our report dated February 11, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Share Owners of Protective Life Corporation and subsidiaries (the Company), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 11, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

                                                 /s/ PricewaterhouseCoopers LLP


                                                    PricewaterhouseCoopers LLP


Birmingham, Alabama
March 13, 2000

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